UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2020

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(617) 500-5101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 18, 2020, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into the Collaboration Agreement (the “Agreement”) with Aingura IIoT, S.L. (“Aingura”) pursuant to which Aingura appointed and authorized the Company to act as the sales network of Aingura’s services and products. Aingura delivers engineered, high-tech solutions by implementing Smart Factory Operational Architectures. The Agreement has an initial term of one year from the execution date. Unless terminated prior, the Agreement automatically renews for successive annual periods, unless either party notifies the other in writing of its express intention not to renew the Agreement at least two months prior to the date of termination of the Agreement. Within ten calendar days of the execution of the Agreement, the Company will receive $46,500 from Aingura as an advance for certain accounts receivable of the Company from other clients and that amount will then be deducted from future moneys to be paid to the Company pursuant to the Agreement. The commission the Company will receive for each sale concluded pursuant to the Agreement will be determined by applying 15% of the net sale price of Aingura’s services and products sold, that is, the sale price once the taxes, commercial discounts and technical works developed by the Company on the contract have been deducted. Each party must refrain from performing the professional activity of promotion or sale of identical or similar and/or concurrent or competitive goods or services to those of the other party for the clients listed in an Annex to the Agreement during the term of the Agreement and one year from the date of termination of the Agreement.

Item 8.01	Other Events.

On March 19, 2020, the Company issued a press release announcing that the Company has entered into the Agreement.

The Press Release, furnished as Exhibit 99.1 to this Form 8-K, may contain forward-looking statements. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent reports filed by the Company with the Securities and Exchange Commission (the “Commission”). For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the Commission, through the issuance of press releases or by other methods of public disclosure.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: March 19, 2020	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer